Execution Version

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

This Patent Security Agreement (the “Patent Security Agreement”), dated as of February 12, 2009, is by and between (i) Neah Power Systems, Inc., a Nevada corporation (the “Debtor”), and (ii) Agile Opportunity Fund, LLC, a Delaware limited liability company (“Agile”), and Capitoline Advisors Inc., a New York corporation (“Capitoline”; together with Agile, the “Secured Parties”, each a “Secured Party”).

Background

1.
The Secured Parties have purchased from the Debtor Original Issue Discount Term Secured Convertible Promissory Notes (the “Notes”) in the aggregate face amount of $262,500.00 pursuant to a Securities Purchase Agreement between the Debtor and the Secured Parties dated as of the date hereof (the “Securities Purchase Agreement”), and, subject to the terms of the Securities Purchase Agreement, may purchase additional Notes in the aggregate face amount of $787,500.00 at the Subsequent Closing.  Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Securities Purchase Agreement.

2.
To induce the Secured Parties to purchase the Notes and pursuant to (i) a Security Agreement dated of even date herewith (as amended or supplemented from time to time in accordance with the terms thereof, the “Security Agreement”) between the Debtor and the Secured Parties (the Secured Parties in the capacity of secured parties under the Security Agreement, together with their successors in such capacity, are referred to as the “Grantees”) and (ii) certain other collateral documents (including this Patent Security Agreement), the Debtor has granted for the benefit of such Grantees a continuing security interest in personal property of the Debtor, including all right, title and interest of the Debtor in, to and under the Patent Collateral (as defined below), to secure the Debtor’s secured obligations under the Security Agreement.

N O W, T H E R E F O R E,

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor grants to the Grantees, to secure the Debtor’s secured obligations under the Security Agreement, a continuing security interest in all of the Debtor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)
each patent owned and patent application (including all reissues, divisions, continuations, continuation-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world by the Debtor, including, without limitation, each patent and patent application referred to in Schedule I hereto (each, a “Patent”);

(ii)	each patent license to which the Debtor is a party, including, without limitation, each patent license identified in Schedule II hereto (each, a “Patent License”); and

(iii)
all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Debtor against third parties for past, present or future infringement of any Patent owned by the Debtor and all rights and benefits of the Debtor under any Patent License.

The Debtor irrevocably constitutes and appoints the Grantees and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Debtor or in any Grantee’s name, from time to time, in any Grantee’s discretion, so long as any Event of Default (as defined in the Notes) shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Debtor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

Except in the ordinary course of business or to the extent expressly permitted in the Security Agreement or the Notes, the Debtor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Debtor to the Grantees pursuant to the Security Agreement.  The Debtor acknowledges and affirms that the rights and remedies of the Grantees with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Each Grantee hereby agrees that the security interest granted to each Grantee hereby secures the Obligations (as identified in the Security Agreement) and that the claim of each such Grantee in the Patent Collateral shall rank pari passu with respect to that of each other Grantee, and that any payment or distribution made to the Grantees upon or with respect to their respective security interests in the Patent Collateral shall be made pro rata in accordance with the then outstanding principal amounts of the Notes purchased by each such Grantee.

This security interest shall terminate upon the repayment in full of the Notes or conversion thereof upon which the Grantees shall cooperate in the filing of the necessary or appropriate documents and instruments to release the security interest created hereby and will execute and deliver any and all documents and/or instruments reasonably requested by Debtor in connection therewith.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Debtor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the  12th  day of February, 2009.

NEAH POWER SYSTEMS, INC.

By:
Name: Chris D’Couto
Title: CEO

ACKNOWELDGED:

SECURED PARTIES:

AGILE OPPORTUNITY FUND, LLC
By: AGILE INVESTMENTS, LLC, Managing Member

By:
Name: David I. Propis
Title: Managing Member

 CAPITOLINE ADVISORS INC.

By:
Name:
Title:

STATE OF	)

) ss.:

COUNTY OF	)

I, _________________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Chris D’Couto, CEO of Neah Power Systems, Inc. (the “Company”), personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

GIVEN under my hand and Notarial Seal this 12th day of February, 2009.

[Seal]

________________________________
Signature of notary public
My commission expires ____________

Schedule I
to Patent Security Agreement

PATENTS AND PATENT APPLICATIONS

Patents  Issued:

Patent Applications:

Schedule II
To Patent Security Agreement

PATENT LICENSES